Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended March 31, 2025 and Declaration of Distributions on Common Stock for the Months Ending July 31, August 31, and September 30, 2025.

GREENWICH, CT – 4/25/2025 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended March 31, 2025.

•	On April 22, 2025, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
July 31, 2025	July 17, 2025	July 31, 2025	$0.035
August 31, 2025	August 15, 2025	August 29, 2025	$0.035
September 30, 2025	September 16, 2025	September 30, 2025	$0.035

•	Net asset value (“NAV”) per share as of March 31, 2025 stood at $2.09, compared with a NAV per share on December 31, 2024 of $2.30.

•	Net investment income (“NII”) was approximately $6.1 million, or $0.09 per share, for the quarter ended March 31, 2025, compared with approximately $6.0 million, or $0.09 per share, for the quarter ended December 31, 2024.

•	Total investment income for the quarter ended March 31, 2025 amounted to approximately $10.2 million, which was approximately the same as the quarter ended December 31, 2024.

o	For the quarter ended March 31, 2025 we recorded investment income from our portfolio as follows:

▪	$5.5 million from our debt investments;

▪	$4.0 million from our CLO equity investments; and

▪	$0.7 million from other income.

•	Our total expenses for the quarter ended March 31, 2025 were approximately $4.1 million, compared with total expenses of approximately $4.2 million for the quarter ended December 31, 2024.

•	As of March 31, 2025, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 14.3% at current cost, compared with 15.8% as of December 31, 2024;

o	The weighted average effective yield of our CLO equity investments at current cost was 9.0%, compared with 8.8% as of December 31, 2024; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 16.0%, compared with 16.2% as of December 31, 2024.

•	For the quarter ended March 31, 2025, we recorded a net decrease in net assets resulting from operations of approximately $8.1 million, consisting of:

o	NII of approximately $6.1 million;

o	Net realized losses of approximately $12.2 million; and

o	Net unrealized depreciation of approximately $2.1 million.

•	During the first quarter of 2025, our investment activity consisted of purchases of approximately $16.0 million, sales of approximately $10.7 million and repayments of approximately $8.7 million.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.3 based on total principal amount as of March 31, 2025, compared with a weighted average credit rating of 2.3 based on total fair value and 2.4 based on total principal amount as of December 31, 2024.

•	As of March 31, 2025, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $3.9 million.

•	For the quarter ended March 31, 2025, we issued a total of approximately 1.3 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $3.5 million. As of March 31, 2025, we had approximately 71.2 million shares of common stock outstanding.

We will hold a conference call to discuss first quarter results today, Friday, April 25th, 2025 at 9:00 AM ET. The toll-free dial-in number is 1-800-549-8228 and the conference identification number is 26294. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-888-660-6264. The replay pass-code number is 26294#.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $342,775,122 and $358,356,496, respectively)	$239,291,367	$256,238,759
Affiliated investments (cost: $16,814,586 and $16,836,822, respectively)	3,890,986	4,614,100
Cash and cash equivalents	37,252,672	34,926,468
Interest and distributions receivable	2,426,368	2,724,049
Securities sold not settled	1,589,875	—
Other assets	1,039,370	1,227,598
Total assets	$285,490,638	$299,730,974
LIABILITIES
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $252,321 and $309,812, respectively	$44,538,429	$44,480,938
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,286,553 and $1,381,619 respectively	79,213,447	79,118,381
Securities purchased not settled	9,516,875	12,027,463
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,058,784	1,215,964
Accrued interest payable	1,204,487	1,204,487
Accrued expenses	1,076,306	1,018,261
Total liabilities	136,608,328	139,065,494
COMMITMENTS AND CONTINGENCIES
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 71,187,166 and 69,758,938 shares issued and outstanding, respectively	711,872	697,590
Capital in excess of par value	491,617,243	487,943,476
Total distributable earnings/(accumulated losses)	(343,446,805)	(327,975,586)
Total net assets	148,882,310	160,665,480
Total liabilities and net assets	$285,490,638	$299,730,974
Net asset value per common share	$2.09	$2.30

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$5,534,755	$6,421,047
Income from securitization vehicles and investments	3,956,053	3,932,374
Other income	670,242	324,003
Total investment income from non-affiliated/non-control investments	10,161,050	10,677,424
Total investment income	10,161,050	10,677,424
EXPENSES
Interest expense	1,959,287	1,960,982
Base Fee	1,058,785	987,816
Professional fees	323,452	311,747
Compensation expense	239,577	206,898
General and administrative	355,259	346,625
Excise tax	120,816	325,800
Total expenses before incentive fees	4,057,176	4,139,868
Net Investment Income Incentive Fees	—	—
Total incentive fees	—	—
Total expenses	4,057,176	4,139,868
Net investment income	6,103,874	6,537,556
NET UNREALIZED (DEPRECIATION)/APPRECIATION AND REALIZED LOSSES ON INVESTMENT TRANSACTIONS
Net change in unrealized (depreciation)/appreciation on investments:
Non-Affiliate/non-control investments	(1,366,018)	145,111
Affiliated investments	(700,878)	(356,117)
Total net change in unrealized depreciation on investments	(2,066,896)	(211,006)
Net realized losses:
Non-affiliated/non-control investments	(12,158,495)	(8,094,940)
Total net realized losses	(12,158,495)	(8,094,940)
Net decrease in net assets resulting from operations	$(8,121,517)	$(1,768,390)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.09	$0.11
Net decrease in net assets resulting from operations per common share (Basic and Diluted):	$(0.12)	$(0.03)
Weighted average shares of common stock outstanding (Basic and Diluted):	69,984,752	59,639,285
Distributions per share	$0.105	$0.105

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Per Share Data
Net asset value at beginning of period	$2.30	$2.55
Net investment income(1)	0.09	0.11
Net realized and unrealized losses(2)	(0.20)	(0.13)
Net decrease in net asset value from operations	(0.11)	(0.02)
Distributions per share from net investment income	(0.11)	(0.11)
Tax return of capital distributions(3)	—	—
Total distributions	(0.11)	(0.11)
Effect of shares issued/repurchased, gross	0.01	—
Net asset value at end of period	$2.09	$2.42
Per share market value at beginning of period	$2.44	$2.86
Per share market value at end of period	$2.61	$3.17
Total return based on Market Value(4)	11.39%	14.63%
Total return based on Net Asset Value(5)	(4.57)%	(0.98)%
Shares outstanding at end of period	71,187,166	59,672,337

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$148,882	$144,340
Average net assets (000’s)	$153,493	$148,260
Ratio of expenses to average net assets(6)	10.57%	11.17%
Ratio of net investment income to average net assets(6)	15.91%	17.64%
Portfolio turnover rate(7)	6.26%	3.09%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized losses include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized and includes excise tax.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date investment sales and debt repayments or year-to-date investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Ratio of expenses to average net assets:
Operating expenses before incentive fees	10.57%	11.17%
Net investment income incentive fees	—%	—%
Ratio of expenses, excluding interest expense to average net assets	5.47%	5.88%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280